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As filed with the Securities and Exchange Commission on June 22, 2004

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

REGISTRATION STATEMENT
ON FORM S-8
UNDER
THE SECURITIES ACT OF 1933

SEEBEYOND TECHNOLOGY CORPORATION
(Exact name of Registrant as specified in its charter)

Delaware (State of Incorporation)	800 E. Royal Oaks Blvd. Monrovia, California 91016 (Address of principal executive offices, including zip code)	95-4249153 (IRS Employer Identification Number)

1998 Stock Plan
2000 Employee Stock Purchase Plan
(Full title of the plans)

Barry J. Plaga
Executive Vice President and Chief Financial Officer
SEEBEYOND TECHNOLOGY CORPORATION
800 E. Royal Oaks Blvd.
Monrovia, California 91016
(626) 471-6000
(Name, address and telephone number of agent for service)

Copy to:
Jeffrey D. Saper, Esq.
WILSON SONSINI GOODRICH & ROSATI, P.C.
Professional Corporation
650 Page Mill Road
Palo Alto, CA 94304-1050

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Common Stock, par value $0.0001 per share, to be issued under the 1998 Stock Plan	4,191,326	$3.145 (1)	$13,181,721	$1,671

Common Stock, par value $0.0001 per share, to be issued under the 2000 Employee Stock Purchase Plan	381,785	$2.67325 (1)	$1,020,607	$130

TOTAL:	4,573,111	—	$14,202,328	$1,801

(1)
Estimated in accordance with Rule 457(h) solely for the purpose of calculating the registration fee based on the price of $3.145 per share, which was the average of the high and low prices per share of the Common Stock as reported on the Nasdaq National Market on June 18, 2004 (the "Market Price"). The price per share for the Employee Stock Purchase Plan is 85% of the Market Price.

SEEBEYOND TECHNOLOGY CORPORATION

REGISTRATION STATEMENT ON FORM S-8

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Explanatory Note:

        This Registration Statement is filed pursuant to Item E under the general instruction to Form S-8 under the Securities Act of 1933, as amended, with respect to 4,573,111 additional shares of Common Stock that may be issued under the Registrant's 1998 Stock Plan and 2000 Employee Stock Purchase Plan (collectively, the "Plans") as a result of certain automatic annual increases in the number of shares authorized for issuance under the Plans. The contents of the Registrant's Form S-8 Registration Statement, Registration No. 333-44114, dated August 18, 2000, relating to the Registrant's 1998 Stock Plan and 2000 Employee Stock Purchase Plan, are incorporated herein by reference.

Item 8.    Exhibits.

Exhibit Number		Description
4.1	*	1998 Stock Plan, as amended
4.2	*	2000 Employee Stock Purchase Plan
5.1		Opinion of Wilson Sonsini Goodrich & Rosati, P.C.
23.1		Consent of Ernst & Young LLP, Independent Auditors
23.2		Consent of Wilson Sonsini Goodrich & Rosati, P.C. (contained in Exhibit 5.1)
24.1		Power of Attorney (contained on page II-2)

*
Previously filed as an exhibit to Registrant's Registration Statement on Form S-1 (File No. 333-30648), as amended, declared effective by the Securities and Exchange Commission on April 27, 2000.

1

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Monrovia, State of California, on June 21, 2004.

SEEBEYOND TECHNOLOGY CORPORATION

By:	/s/ BARRY J. PLAGA Barry J. Plaga Executive Vice President & Chief Financial Officer

POWER OF ATTORNEY

        KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints James T. Demetriades and Barry J. Plaga, jointly and severally, his attorneys-in-fact, each with full power of substitution, for him in any and all capacities, to sign any amendments to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities on June 21, 2004.

Signature	Title

/s/ JAMES T. DEMETRIADES James T. Demetriades	Chief Executive Officer and Director (Principal Executive Officer)
/s/ BARRY J. PLAGA Barry J. Plaga	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)
/s/ RAYMOND J. LANE Raymond J. Lane	Chairman of the Board of Directors
/s/ SALAH M. HASSANEIN Salah M. Hassanein	Director
/s/ STEVEN A. LEDGER Steven A. Ledger	Director
/s/ JOHN W. BUCKLEY John W. Buckley	Director

INDEX TO EXHIBITS

Exhibit Number		Description
4.1	*	1998 Stock Plan
4.2	*	2000 Employee Stock Purchase Plan
5.1		Opinion of Wilson Sonsini Goodrich & Rosati, P.C.
23.1		Consent of Ernst & Young LLP, Independent Auditors
23.2		Consent of Counsel (contained in Exhibit 5.1)
24.1		Power of Attorney (contained on page II-2)

*
Previously filed as an exhibit to the Registrant's Registration Statement on Form S-1 (File No. 333-30648), as amended, declared effective by the Securities and Exchange Commission on April 27, 2000.

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SEEBEYOND TECHNOLOGY CORPORATION REGISTRATION STATEMENT ON FORM S-8 PART II INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
  Item 8. Exhibits.
SIGNATURES
POWER OF ATTORNEY
INDEX TO EXHIBITS